EXHIBIT 24.2
CERTIFICATE
     I, Shirley Baum, Associate Secretary of Arizona Public Service Company, an Arizona corporation (the “Company”), hereby certify that the following is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of the Company duly called and held on April 22, 2009, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended or rescinded, but remain in full force and effect on the date hereof:
     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and empowered in the name and on behalf of the Company, to prepare, execute, and file with the SEC a registration statement on Form S-8 or other appropriate form (the “Registration Statement”), together with any and all amendments (including post-effective amendments) or supplements thereto and all documents in connection therewith as any of such officers may consider appropriate and advisable from time to time, for the purpose of registering with the SEC $25,000,000 of the Company’s obligations to make payments of deferred compensation pursuant to the DCP (the “DCP Obligations”); and further
     RESOLVED, that the name of each of the proper officers of the Company may be signed to any such registration statement, amendment, supplement, exhibit, or other document pursuant to a power of attorney or other similar delegation of authority; and further...
     IN WITNESS WHEREOF, I have executed this Certificate as of the 24th day of April, 2009.

/s/ Shirley A. Baum
Shirley A. Baum
Associate Secretary